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                                                                    EXHIBIT 4.12

                               CUSTODIAL AGREEMENT

                        THIS CUSTODIAL AGREEMENT (this "CUSTODIAL AGREEMENT") is entered into as of o, 2006 among Bankers Trust Company, N.A., a national banking association, acting as custodian (the "CUSTODIAN"), Citibank, N.A. in its capacity as indenture trustee (the "INDENTURE TRUSTEE") for the holders of the notes (the "NOTES") to be issued by each trust (each a "TRUST") organized in connection with the Principal Life Insurance Company Secured Notes Program (the "PROGRAM"), and U.S. Bank Trust National Association, as trustee (the "TRUSTEE") on behalf of each Trust organized in connection with the Program.

                        WHEREAS, in connection with the issuance and sale of the Notes by each Trust, the Trustee, on behalf of each Trust, will purchase from Principal Life Insurance Company ("PRINCIPAL LIFE") a funding agreement (a "FUNDING AGREEMENT"), the payment obligations of which are fully and unconditionally guaranteed by Principal Financial Group, Inc. ("PFG") pursuant to a guarantee issued to such Trust (the "GUARANTEE");

                        WHEREAS, the parties desire that each Funding Agreement and Guarantee be held in the State of Iowa at all times prior to the occurrence and continuance of an Event of Default (as defined in each such Funding Agreement) or a breach of PFG's obligations under the terms of the Guarantee;

                        WHEREAS, the parties desire that the Custodian be appointed as custodian for the Indenture Trustee, to hold in safe custody for the benefit of the Indenture Trustee, on the terms and conditions provided in this Custodial Agreement, each Funding Agreement and Guarantee; and

                        WHEREAS, the Custodian has the power and ability sufficient to undertake and to discharge the duties accepted by it under this Custodial Agreement;

                        NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

                        SECTION 1.1. Incorporation of Definitions by Reference. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Standard Indenture Terms filed as an exhibit to the registration statement concerning the Program.

                                   ARTICLE 2
                            APPOINTMENT OF CUSTODIAN

                        SECTION 2.1. Appointment of Custodian. The Indenture Trustee hereby appoints the Custodian and the Custodian hereby acknowledges that it will act as custodian for the Indenture Trustee with respect to each Funding Agreement and Guarantee that is collaterally assigned to the Indenture Trustee pursuant to the Indenture and with respect to


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each Funding Agreement and each Guarantee in which a security interest is granted to the Indenture Trustee pursuant to the Indenture, and that comes into the physical custody or possession of the Custodian under this Custodial Agreement, until the earlier of (a) such time when the Indenture Trustee notifies the Custodian in writing to the contrary, whereupon such physical custody and possession of each Funding Agreement and Guarantee specified in such notice will be transferred to the Indenture Trustee or another Person in the manner directed by the Indenture Trustee or (b) the termination of this Custodial Agreement. Acceptance by the Custodian of this appointment is conclusively evidenced by its execution of this Custodial Agreement.

                        SECTION 2.2. Custodian Not Subject to Direction of Any Trust. In no event shall the Custodian, in such custodial role, be construed to be subject to the direction of the Trustee, on behalf of any Trust, or deliver any such Funding Agreement or Guarantee to the Trustee, on behalf of any Trust, without the express written consent of the Indenture Trustee.

                                   ARTICLE 3
                  DELIVERY OF FUNDING AGREEMENTS AND GUARANTEES

                        SECTION 3.1. Delivery of Funding Agreements and Guarantees. The Indenture Trustee shall, for safekeeping, deposit each Funding Agreement and Guarantee with and deliver each Funding Agreement and Guarantee into, or cause each Funding Agreement and Guarantee to be deposited with and delivered into, the actual, exclusive and continuous possession and control of the Custodian as custodian for the Indenture Trustee.

                        SECTION 3.2. Limited Interest of Each Trust. Each Trust shall retain and reserve only such interests, claims or rights in the Funding Agreements and Guarantees as are set forth herein, in the Indenture or other such documents as are used (i) to effect the applicable Trust's collateral assignment of the applicable Funding Agreement and applicable Guarantee to the Indenture Trustee and to record Principal Life's acknowledgement thereof and
(ii) to grant a security interest in the applicable Funding Agreement and applicable Guarantee to the Indenture Trustee and to record PFG's and Principal Life's, respectively, acknowledgement thereof.

                        SECTION 3.3. Security Interest of Indenture Trustee. Delivery of any Funding Agreement or Guarantee to the Custodian shall, without any further act or condition, constitute conclusive evidence against the applicable Trust and all third parties of the Indenture Trustee's security interest therein.

                        SECTION 3.4. Indenture Trustee Covenant to Abide by Custodial Agreement. The Indenture Trustee hereby covenants that, at all times prior to an Event of Default or a breach of PFG's obligation under the Guarantee and so long as it retains a security interest or other ownership interest in a Funding Agreement or Guarantee, it will take no action to terminate or to cause the termination of this Custodial Agreement, and it will abide by the requirement herein that the physical custody and possession of each such


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Funding Agreement and each such Guarantee be at the location provided in Section
9.5 or at such other location within the State of Iowa designated by the Custodian.

                                   ARTICLE 4
         INSPECTION OF FUNDING AGREEMENTS, GUARANTEES, BOOKS AND RECORDS

                        SECTION 4.1. Inspection of Funding Agreements and Guarantees. So long as any Notes are Outstanding, the Indenture Trustee and the Trustee, on behalf of the applicable Trust, by or through their attorneys, agents or employees, shall each be entitled, but shall be under no obligation, at any mutually agreeable time, during normal business hours, at the expense of the applicable Trust, upon two Business Days' notice to the Custodian, to examine and audit each Funding Agreement and Guarantee held by the Custodian.

                        SECTION 4.2. Inspection of Books and Records. The Custodian shall maintain appropriate books and records relating to services performed by it with respect to each Funding Agreement and Guarantee and, so long as any Notes are Outstanding, the Indenture Trustee and the Trustee, on behalf of the applicable Trust, by or through their attorneys, agents or employees, shall each be entitled, but shall be under no obligation, at any mutually agreeable time, during normal business hours, at the expense of the applicable Trust, upon two Business Days' notice to the Custodian, to examine such books and records.

                                   ARTICLE 5
                               DUTIES OF CUSTODIAN

                        SECTION 5.1. General.  The Custodian shall:


              (a) on behalf of the Indenture Trustee, accept and hold each Funding Agreement and Guarantee in the State of Iowa at its address indicated in Section 9.5 as custodian for the Indenture Trustee, subject to the provisions of this Custodial Agreement, the Indenture and each such Funding Agreement and Guarantee;

              (b) have and maintain open, continuous and exclusive possession, dominion and control over each Funding Agreement and Guarantee delivered to it under this Custodial Agreement, subject only to the rights and interest of the Indenture Trustee and the applicable Trust;

              (c) from time to time, certify the receipt of each Funding Agreement and Guarantee as may be reasonably requested by the Indenture Trustee or the Trustee, on behalf of the applicable Trust;

              (d) from time to time upon request by (i) the Indenture Trustee, or (ii) the Trustee, on behalf of the applicable Trust, and the Indenture Trustee, submit such information and take such action as may be reasonably required by the Trustee, on behalf of the applicable Trust or the Indenture Trustee to assure



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                        that each Funding Agreement and Guarantee is maintained
                        in a proper and secure condition;

              (e) upon receipt of any Funding Agreement or Guarantee, issue to the Indenture Trustee and the applicable Trust a certificate relating to the applicable Funding Agreement and related Guarantee in substantially the form attached as Exhibit A attached hereto, which is made a part hereof;

              (f) upon its receipt of written notice from the Indenture Trustee that an Event of Default has occurred with respect to any Funding Agreement or a breach of the obligations of PFG under any Guarantee has occurred and at the written direction of the Indenture Trustee, deliver each such Funding Agreement and related Guarantee to the Indenture Trustee;

              (g) at its own expense, maintain at all times during the term of this Custodial Agreement and keep in full force and effect (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance; provided, that such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for similar insurance typically maintained by financial institutions that act as custodians in similar transactions;

              (h) unless otherwise specified herein, in providing services hereunder with respect to any Funding Agreement or Guarantee, follow the written instructions received from the Indenture Trustee;

              (i) exercise reasonable care and diligence, consistent with customary standards for such custody, in the possession, retention and protection of each Funding Agreement and Guarantee delivered to it under this Custodial Agreement;

              (j) except as otherwise required by applicable law, maintain the confidentiality of the information provided hereunder and in each Funding Agreement and Guarantee, and not disclose or in any way communicate such information to third parties without the express written consent of the Trustee, on behalf of the applicable Trust (provided, however, that notwithstanding anything herein to the contrary and except as reasonably necessary to comply with any applicable federal and state securities laws, the Custodian (and each employee, representative or other agent of the Custodian) may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Custodian relating to such U.S. federal and state income tax treatment and tax structure, where "tax structure" is any fact that may be relevant to understanding the U.S. federal or state income tax treatment of the transaction);


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              (k)       request written direction from the Indenture Trustee and
                        rely upon such written direction in the event that (i) any dispute shall arise between the parties with respect to the disposition of any Funding Agreement or Guarantee held hereunder or (ii) the Custodian shall be uncertain as to how to proceed in a situation not explicitly addressed by the terms of this Custodial Agreement whether because of conflicting demands by the other parties hereto or otherwise; and

              (l) have only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Custodial Agreement.

                        SECTION 5.2. Merger, Conversion or Consolidation of Custodian. Notwithstanding anything herein to the contrary, any banking association or corporation into which the Custodian may be merged, converted or with which the Custodian may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Custodian shall be transferred, shall succeed to all the Custodian's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                        SECTION 5.3. Compliance with Writs, Orders or Decrees. In the event that any Funding Agreement or Guarantee shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Custodial Agreement, the Custodian is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event the Custodian obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other Person, firm or corporation by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

                        SECTION 5.4. Delegation of Duties. The Custodian shall not employ any third party institution to carry out any of the services to be provided hereunder without the express written consent of the Indenture Trustee, which consent shall not be unreasonably withheld.

                        SECTION 5.5. No Constructive Knowledge. The Custodian shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless the Custodian receives a written notice of such Default or Event of Default from the Indenture Trustee or the Trustee, on behalf of the applicable Trust.

                        SECTION 5.6. Reliance. In performance of its duties under this Custodial Agreement, the Custodian shall be permitted to rely on any certificate, instrument, document or communication believed by it to be genuine, correct and signed by the proper


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Person or Persons. The Trustee, on behalf of the applicable Trust, and the
Indenture Trustee shall each execute and deliver to the Custodian a certificate of incumbency for the purpose of establishing the identity of the representatives of the Trustee, on behalf of the applicable Trust, and the Indenture Trustee, respectively, entitled to issue instructions or directions to the Custodian on behalf of each such party. In the event of any change in the identity of such representatives, a new certificate of incumbency shall be executed and delivered to the Custodian by the appropriate party. Until such time as the Custodian shall receive a new incumbency certificate, the Custodian shall be fully protected in relying without inquiry on any then current incumbency certificate on file with the Custodian.

                        SECTION 5.7. Release of Funding Agreements and Guarantees. Except as consented to by the Indenture Trustee or as otherwise provided in the Indenture and this Custodial Agreement, the Custodian shall not release any Funding Agreement or Guarantee from its possession without receiving a prior written request duly executed on behalf of the Indenture Trustee.

                        SECTION 5.8. Limitations of Custodian Responsibility.

              (a) The Custodian assumes no responsibility under this Custodial Agreement other than to render the services contemplated hereunder.

              (b) The Custodian assumes no responsibility for the effectiveness, genuineness, validity or enforceability of any Funding Agreement or Guarantee in its custody or for making any inquiry into any such Funding Agreement or Guarantee.

              (c) The Custodian shall not be liable or deemed to be in default for any failure or delay in performance of any duty in whole or in part arising out of or caused by any of the following: a major external flood; earthquake; "act of God;" failure of public utility; act of war; act of terrorism; or rebellion or revolution in the United States.

                        SECTION 5.9. Other Activities of the Custodian.

              (a) Nothing herein shall prevent the Custodian or any of its Affiliates from engaging in other businesses, or from rendering services of any kind to any Trust, the Indenture Trustee or any other Person or entity to the extent permitted by applicable law.

              (b) It is understood that the Custodian and any of its Affiliates may engage in any other business and furnish custodial services to others.

              (c) The Custodian will be free, in its sole discretion, to effect transactions on behalf of itself or for others, which may be the same as or different from those effected under this Custodial Agreement.


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              (d)       The Custodian shall have the right, but not the
                        obligation to consult with counsel of its choice and shall not be liable for action taken or omitted to be taken by the Custodian either in accordance with the advice of such counsel or in accordance with any opinion of counsel to any Trust addressed and delivered to the Custodian.

                                   ARTICLE 6
                   COMPENSATION, EXPENSES AND INDEMNIFICATION

                        SECTION 6.1. Compensation, Expenses and Indemnification. The Custodian shall be entitled to compensation, expenses and indemnification as set forth in that certain Expense and Indemnity Agreement (the "EXPENSE AND INDEMNITY AGREEMENT"), dated as of o, 2006 entered into between the Custodian and Principal Life.


                                    ARTICLE 7
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF CUSTODIAN

                        SECTION 7.1. Representations and Warranties of Custodian. The Custodian hereby represents and warrants to the Indenture Trustee and the Trustee, for the benefit of each Trust, that:

              (a) it is a national banking association duly organized and validly existing and in good standing under the laws of the State of Iowa and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Custodial Agreement would require, such qualification;

              (b) it, and each Person acting on its behalf, has full power and authority to execute and deliver this Custodial Agreement and to perform all of its obligations under this Custodial Agreement; and

              (c) this Custodial Agreement, and each instrument and document required hereunder that was executed and delivered by, or on behalf of, the Custodian, has been executed and delivered by a duly authorized officer of the Custodian.

                        SECTION 7.2. Covenants of Custodian. The Custodian hereby covenants to the Indenture Trustee and the Trustee, for the benefit of each Trust, that:

              (a) at all times it will maintain physical custody and possession of each Funding Agreement and Guarantee deposited with it pursuant to the terms of this Custodial Agreement within the State of Iowa at the location specified in Section 9.5 or at such other location within the State of Iowa designated by the Custodian;


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              (b)       each instrument and document required to be executed or
                        delivered by, or on behalf of, the Custodian, shall be executed and delivered by a duly authorized officer of the Custodian;

              (c) prior to any affiliation with any Trust in the future, it shall notify the Indenture Trustee of any such contemplated affiliation; and

              (d) it shall not institute, or join any other Person in instituting, against any Trust any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued by any Trust in connection with the Program.

                                   ARTICLE 8
                                   TERMINATION

                        SECTION 8.1. General. This Custodial Agreement and the duties and responsibilities of the Custodian hereunder shall remain in effect until the occurrence of one or more of the following events:

              (a) delivery to the Custodian by the Indenture Trustee of a written certification signed by the Indenture Trustee that each Trust organized in connection with the Program has paid and discharged all obligations with respect to the Notes issued by each such Trust and that the Program has been terminated;

              (b) termination of each Indenture entered into by each Trust organized in connection with the Program, and delivery by the Custodian of each Funding Agreement and Guarantee in its possession hereunder to the Indenture Trustee or as the Indenture Trustee shall direct in writing and certification by the Indenture Trustee that the Program has been terminated; or

              (c)       termination of this Custodial Agreement pursuant to
                        Section 8.2, 8.3 or 8.4.

                        SECTION 8.2. Termination by Custodian. This Custodial Agreement may be terminated by the Custodian, at any time, and the Custodian may resign, upon 30 days' prior written notice to the Trustee, on behalf of each Trust and the Indenture Trustee; provided, however, that no termination or resignation pursuant to this Section 8.2 shall be effective until the date as of which a successor Custodian shall be appointed in accordance with Section 8.6 and shall have agreed in writing to assume all of the Custodian's duties and obligations under this Custodial Agreement.

                        SECTION 8.3. Termination by Indenture Trustee Without Cause. This Custodial Agreement may be terminated at any time by the Indenture Trustee, without cause, and the Indenture Trustee may remove the Custodian, upon 30 days' prior written notice to the Custodian and each Trust (or such shorter notice as is acceptable to the


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Custodian and each Trust); provided, however, that no termination or removal pursuant to this Section 8.3 shall be effective until the date as of which a successor Custodian shall be appointed in accordance with Section 8.6 and shall have agreed in writing to assume all of the Custodian's duties and obligations under this Custodial Agreement.

                        SECTION 8.4. Termination by Indenture Trustee for Cause. This Custodial Agreement may be terminated at any time by the Indenture Trustee, for cause, and the Indenture Trustee may remove the Custodian, upon 10 days' prior written notice to the Custodian; provided, however, that no termination or removal pursuant to this Section 8.4 shall be effective until the date as of which a successor Custodian shall be appointed in accordance with Section 8.6 and shall have agreed in writing to assume all of the Custodian's duties and obligations under this Custodial Agreement. For purposes of determining "cause" with respect to any such termination of this Custodial Agreement, such term shall mean any one of the following events:

              (a) the Custodian willfully violates, or takes any action that it knows materially breaches, any provision of this Custodial Agreement;

              (b) the Custodian materially breaches in any respect any provision of this Custodial Agreement (other than as specified in paragraph (a) of this Section 8.4) and fails to cure such breach within 30 days of its becoming aware, or its receiving notice from the Indenture Trustee, of such breach;

              (c) the Custodian is wound up or dissolved or there is appointed over it, or a substantial portion of its assets, a receiver, administrator, administrative receiver, trustee or similar officer;

              (d) the Custodian (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Custodian or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Custodian and continue undismissed for 60 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Custodian without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and such order remains undismissed for 60 days; or (v) engages in any activity analogous


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                        to the activities set forth in clauses (i) through (iv)
                        of this Section 8.4(d) in any applicable jurisdiction;
                        or

              (e) the occurrence of an act by the Custodian that constitutes fraud or criminal activity in the performance of its obligations under this Custodial Agreement, or the Custodian being convicted of a criminal offense materially related to its primary businesses.

                        SECTION 8.5. Liabilities After Termination. If this Custodial Agreement is terminated as provided herein, none of the parties hereto shall have any further liability or obligation to the other parties hereto, except as provided in Sections 5.1(j), 8.6, 8.7 and 8.8 of this Custodial Agreement.

                        SECTION 8.6. Appointment of Successor Custodian. Any removal or resignation of the Custodian while any Notes are Outstanding will be effective only upon the appointment by the Indenture Trustee (and the acceptance in writing by such successor Custodian) of a successor Custodian that is an established institution in the State of Iowa which (a) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Custodian hereunder and (b) is legally qualified and has the capacity to act as Custodian hereunder in the assumption of all of the responsibilities, duties and obligations of the Custodian hereunder. The Trustee, on behalf of each Trust, the Indenture Trustee, the Custodian and the successor Custodian shall take such action (or cause the removed or resigning Custodian to take such action) consistent with this Custodial Agreement as shall be necessary to effectuate any such succession.

                        SECTION 8.7. Rights and Remedies of Indenture Trustee Regarding Termination. In the event of removal of the Custodian pursuant to this Custodial Agreement by the Indenture Trustee, the Indenture Trustee shall have all of the rights and remedies available with respect thereto at law or equity, and, without limiting the foregoing, the Indenture Trustee may by notice in writing to the Custodian as provided under this Custodial Agreement terminate all the rights and obligations of the Custodian under this Custodial Agreement (except those that survive termination pursuant to Section 8.5). Upon the expiration of any applicable notice period with respect to termination of this Custodial Agreement, all authority and power of the Custodian under this Custodial Agreement, whether with respect to each Funding Agreement or Guarantee or otherwise, shall automatically and without further action by any Person or entity pass to and be vested in the successor Custodian upon the appointment thereof and the agreement of such successor Custodian to assume the Custodian's duties and obligations under this Custodial Agreement.

                        SECTION 8.8. Actions Upon Termination.

              (a) Upon the effective date of termination of this Custodial Agreement, the Custodian shall, as soon as practicable:

                        (i) deliver to the Indenture Trustee, the successor Custodian or to such other Person as the Indenture Trustee directs in writing all Funding


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                                  Agreements and Guarantees then in the custody
                                  of the Custodian; and

                        (ii) deliver to the Indenture Trustee or successor Custodian an accounting with respect to the books and records relating to each Funding Agreement and Guarantee that was delivered to the Custodian.

              (b) Notwithstanding any such termination, the Custodian shall remain liable to the extent set forth herein (but subject to Section 8.6) for its acts or omissions hereunder arising prior to termination and for any expenses, losses, claims, damages, judgments, assessments, costs or other liabilities (including reasonable attorneys' fees) in respect of or arising out of a material breach of the representations, warranties or covenants made by the Custodian under this Custodial Agreement or from any failure of the Custodian to comply with the provisions of this Section 8.8.

              (c) The Custodian agrees that, notwithstanding any termination, it shall reasonably cooperate in any proceeding arising in connection with this Custodial Agreement, the Indenture or any Funding Agreement or Guarantee upon receipt of appropriate indemnification and expense reimbursement.

                                   ARTICLE 9
                               GENERAL PROVISIONS

                        SECTION 9.1. Binding Effect; Successors, Transferees and Assigns. This Custodial Agreement shall be binding upon the parties hereto, their respective successors, transferees and assigns, and shall inure the benefit of and be enforceable by all parties hereto and their respective successors, transferees and permissible assigns.

                        SECTION 9.2. Amendments. This Custodial Agreement may not be amended without the express written consent of the Custodian, the Indenture Trustee and the Trustee acting on behalf of each Trust.

                        SECTION 9.3. Assignment of Funding Agreements and Guarantees. No collateral assignment, grant of security interest or similar action by, or on behalf of, any Trust of any Funding Agreement or Guarantee shall be recognized by the Custodian or be effective unless approved in writing by the Indenture Trustee.

                        SECTION 9.4. Notices. All notices, requests and other communications under this Custodial Agreement shall be in writing (including bank wire, facsimile or similar writing) and shall be given to the relevant Person at its address or facsimile number set forth below or such other address or facsimile number as such Person may hereafter specify for such purpose by not less than 10 Business Days' prior notice to each other Person specified in this
Section 9.4. Each such notice, request or other communication shall be effective
(a) if given by facsimile, when such facsimile is transmitted to the


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


facsimile number specified pursuant to this Section 9.4, (b) if given by mail, 48 hours after such communication is deposited in the mails with first class postage prepaid, or (c) if given by any other means, when delivered or received at the address specified in this Section 9.4.

                        Such notices, requests and other communications shall be addressed, if to the Trust, to:

                        Principal Life Income Fundings Trust
                        c/o U.S. Bank Trust National Association, as Trustee 100 Wall Street, 16th Floor
                        New York, New York 10005
                        Attention: Adam Berman
                        Facsimile: 212-509-3384

                        if to the Indenture Trustee, to:

                        Citibank, N.A.
                        Citibank Agency & Trust
                        388 Greenwich Street, 14th Floor
                        New York, New York   10013
                        Attention:  Nancy Forte
                        Facsimile: 212-816-5527

                        if to the Trustee, to:

                        U.S. Bank Trust National Association
                        100 Wall Street, 16th Floor
                        New York, New York 10005
                        Attention: Adam Berman
                        Facsimile: 212-509-3384

                        SECTION 9.5. Address of Custodian. The Custodian shall hold each Funding Agreement and Guarantee at the following address:

                        Bankers Trust Company, N.A.
                        453 7th Street
                        Des Moines, Iowa  50309-2728
                        Attention:  Angela C. Brick
                        Facsimile: 515-247-2101

                        SECTION 9.6. Waiver of Certain Rights. The Custodian hereby waives, relinquishes and releases any rights which it may have by way of contract or law, whether through exercise of a right of set-off, security interest, counterclaim or otherwise, to obtain any property or payment from, under or with respect to any Funding Agreement or Guarantee delivered to it hereunder.


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


                        SECTION 9.7. Provisions Separable. Any provision of this Custodial Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity or enforceability or legality of such provision in any other jurisdiction.

                        SECTION 9.8. Governing Law. This Custodial Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law principles.

                        SECTION 9.9. Waiver of Jury Trial. Each of the parties to this Custodial Agreement hereby irrevocably waives any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this or any related transaction.

                        SECTION 9.10. Headings Not to Affect Interpretation. The headings contained in this Custodial Agreement are for convenience only, and they neither form a part of this Custodial Agreement nor are they to be used in the construction or interpretation hereof.

                        SECTION 9.11. Counterparts. This Custodial Agreement may be executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be an original; provided, however, that such counterparts shall together constitute but one and the same instrument.


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


             IN WITNESS WHEREOF, the parties have caused this Custodial Agreement to be duly executed by their respective authorized officers, as of the date first above written.



                                       BANKERS TRUST COMPANY, N.A., as Custodian


                                       By:
                                          --------------------------------------
                                          Name: Angela C. Brick
                                          Title:  Vice President


                                       CITIBANK, N.A., as Indenture Trustee for the benefit of the holders of the Notes issued in connection with the Program


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       U.S. BANK TRUST NATIONAL
                                       ASSOCIATION, as Trustee, on behalf of
                                       each Trust organized in connection with
                                       the Program


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


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


                                                                       EXHIBIT A

                      CERTIFICATE REGARDING CUSTODY OF THE
                       FUNDING AGREEMENT AND THE GUARANTEE

            In connection with the issuance of the Funding Agreement, the Assignment of Funding Agreement (set forth in Part IV of the Closing Instrument (as defined in the Omnibus Instrument)) and the issuance of the Guarantee, the Custodian hereby represents that it has received delivery of the Funding Agreement and the Guarantee and is holding the Funding Agreement and the Guarantee for the benefit of the Indenture Trustee and that the Funding Agreement and the Guarantee are in the possession of the Custodian at the address below:

            Bankers Trust Company, N.A.
            665 Locust Street
            Des Moines, Iowa 50309-3702


                                      A-1